EXHIBIT 10.29(b)

SECOND AMENDMENT TO

SECURED PROMISSORY NOTE

This Second Amendment to Secured Promissory Note (the “Amendment”), dated as of March 29, 2007 is entered into between Vincent Angotti (the “Maker”) and Reliant Pharmaceuticals, Inc., a Delaware corporation (as successor to Reliant Pharmaceuticals, LLC) or its assignee (the “Payee”).

WITNESSETH:

WHEREAS, the Maker and the Payee entered into a Secured Promissory Note dated May 11, 2001 (the “Note”) in the original principal amount of $200,000;

WHEREAS, Maker and Payee entered into a First Amendment to Secured Promissory Note effective as of December 29, 2005; and

WHEREAS, the Maker and Payee wish to amend the Note further in the manner set forth herein to modify the maturity of the Note.

NOW, THEREFORE, in exchange for the agreements set forth herein, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Payee hereby amend Section 4(a) of the Note effective as of March 29, 2007 by deleting the text thereof in its entirety, and substituting the following in lieu thereof:

(a)           Principal; Interest and Enforcement Costs. Subject to Section 5(b) and 7 below, (i) the outstanding principal amount of this Note, (ii) all accrued and unpaid interest thereon and (iii) all of Payee’s costs and expenses (including reasonable fees and expenses of Payee’s attorneys, accountants and other professional commitments) of enforcing this Note (“Enforcement Costs”), shall be due and payable in full on the earliest to occur of (A) March 31, 2008, or (B) any acceleration of the Obligations pursuant to Sections 6 and 7 below (each such event, the “Maturity”); provided however that in the event that as of March 31, 2008 (i) Maker is subject to an enforceable Lock-Up Agreement prohibiting the transfer of Collateral (as dated in the Collateral Assignment Agreement executed by Maker) and (ii) the Obligations have not been accelerated in accordance with (B) hereof, the Note shall become due and payable on the first day following expiration of the Lock-Up Agreement. All amounts due under this Note, including, without limitation, principal, interest and Enforcement Costs are collectively referred to herein as the “Obligations.”

IN WITNESS WHEREOF, Maker and Payee have executed this Third Amendment as of the day and year first written above.

MAKER:	PAYEE:

RELIANT PHARMACEUTICALS, INC.

By:
Vincent Angotti
Name:

Title:

Address:	Address:

12 Castle Court	110 Allen Road
Randolph, NJ 07869	Liberty Corner, NJ 017938